Exhibit 10.5

ARCLIGHT CLEAN TRANSITION CORP. II

200 Clarendon Street, 55th Floor

Boston, MA 02116

March 25, 2021

ArcLight CTC Holdings II, L.P.

200 Clarendon Street, 55th Floor

Boston, Massachusetts 02116

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of ArcLight Clean Transition Corp. II (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), ArcLight CTC Holdings II, L.P. (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 200 Clarendon Street, 55th Floor, Boston, Massachusetts 02116 (or any successor location). In exchange therefore the Company shall pay the Sponsor a sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that might apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

ARCLIGHT CLEAN TRANSITION COR P.II

By:	/s/ John F. Erhard
Name: John F. Erhard
Title: President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ARCLIGHT CTC HOLDINGS II, L.P., a Delaware
limited partnership

By: ACTC Holdings GP II, LLC, its General Partner
By: ArcLight Capital Holdings, LLC, its Manager
By: ACHP II, L.P., its Managing Member
By: ACH GP, LLC, its General Partner

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	Manager

[Signature Page to Administrative Services Agreement]